Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Energy Partners Reports First Quarter 2012 Results
Houston, Texas - May 4, 2012 - For the quarter ended March 31, 2012, Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE Amex: CQP) reported a net loss of $19.3 million compared with a net loss of $2.2 million for the same period in 2011. Results include development expenses for the Sabine Pass Liquefaction Project ("Liquefaction Project") of $17.9 million for the quarter ended March 31, 2012 and $7.5 million for the comparable 2011 period.
Overview of Significant 2012 Events

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In January 2012, Sabine Pass Liquefaction, LLC ("Sabine Pass Liquefaction"), a wholly owned subsidiary of Cheniere Partners, entered into an amended and restated LNG Sale and Purchase Agreement ("SPA") with BG Gulf Coast LNG, LLC ("BG"), a subsidiary of BG Group plc, under which BG has agreed to purchase an additional 2.0 million tonnes per annum ("mtpa") of LNG, bringing BG's total annual contract quantity to 5.5 mtpa of LNG. BG will purchase 3.5 mtpa of LNG with the commencement of train one operations and will purchase a portion of the additional 2.0 mtpa of LNG as each of trains two, three and four commences operations.

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In January 2012, Sabine Pass Liquefaction entered into an SPA with Korea Gas Corporation ("KOGAS"), under which KOGAS agreed to purchase 182.5 million MMBtu of LNG per year (approximately 3.5 million mtpa).

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In February 2012, we entered into discussions with Blackstone Energy Partners L.P., Blackstone Capital Partners VI L.P., and certain affiliates (collectively, "Blackstone"), whereby Blackstone would fund an equity portion of the financing to develop, construct and place into service the Liquefaction Project.

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In April 2012, Sabine Pass Liquefaction and Sabine Pass LNG received authorization under Section 3 of the Natural Gas Act (the "Order") from the Federal Energy Regulatory Commission ("FERC") to site, construct and operate facilities for the liquefaction and export of domestically produced natural gas at the Sabine Pass LNG terminal located in Cameron Parish, Louisiana. The Order authorizes the development of up to four modular LNG trains.

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In April 2012, we engaged eight financial institutions to act as Joint Lead Arrangers to assist in the structuring and arranging of up to $4 billion of debt facilities. The proceeds will be used to pay for costs of development and construction of the Liquefaction Project, to fund the acquisition of the Creole Trail Pipeline from Cheniere and for general business purposes.

2012 Q1 Results

Cheniere Partners reported income from operations of $24.9 million for the quarter ended March 31, 2012, compared to income from operations of $41.1 million for the comparable 2011 period. The decrease in income from operations of $16.2 million quarter over quarter was primarily due to an increase in development expenses of $10.4 million and a decrease in revenues of $5.1 million. Development expenses include costs incurred to develop the Liquefaction Project. Revenues decreased due to decreased re-export fees.

Liquefaction Project
We continue to make progress on the Liquefaction Project, which is being developed for up to four liquefaction trains, each with a nominal production capability of approximately 4.5 mtpa. We anticipate LNG exports from the Sabine Pass LNG terminal could commence as early as 2015, with each liquefaction train commencing operations approximately six to nine months after the previous train.
We are advancing towards commencing construction on the first two liquefaction trains. The Liquefaction Project recently received approval from the FERC. One of the last steps needed to proceed with construction is to obtain financing. We expect to fund the first two liquefaction trains with a combination of debt and equity and are actively pursuing financing for the first two liquefaction trains. Construction of the first two liquefaction trains is expected to commence in the first half of 2012.
Commencement of construction for LNG trains three and four is subject, but not limited to, entering into an engineering procurement and construction agreement, and reaching a positive final investment decision to obtain financing. We have engaged Bechtel Oil, Gas and Chemicals, Inc. to complete front-end engineering and design work and to negotiate a lump sum turnkey contract. Construction for liquefaction trains three and four is targeted to begin early 2013.
Summary Project Timeline

Target Date
	Milestone	Trains 1 & 2	Trains 3 & 4
¤	DOE export authorization	Received	Received
¤	Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
	- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
	- Gas Natural Fenosa	3.5 mtpa
	- KOGAS		3.5 mtpa
	- GAIL (India) Ltd.		3.5 mtpa
¤	EPC Contract	Complete	4Q12
¤	Financing commitments		1Q13
	- Equity	1H12
	- Debt	1H12
¤	FERC authorization	Received	Received
	- Certificate to commence construction	1H12	2013
¤	Commence construction	1H12	2013
¤	Commence operations	2015/2016	2017/2018

2012 Distributions
We estimate that the annualized distribution to common unitholders for fiscal year 2012 will be $1.70 per unit. We will pay a cash distribution per common unit of $0.425 to unitholders of record as of May 1, 2012, and the related general partner distribution on May 15, 2012.
Cheniere Partners owns 100 percent of the Sabine Pass LNG terminal located in western Cameron Parish, Louisiana on the Sabine Pass Channel. The terminal has sendout capacity of 4.0 Bcf/d and storage capacity of 16.9 Bcfe. Additional information about Cheniere Partners may be found on its website: www.cheniereenergypartners.com.
This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal business and liquefaction project. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

(Financial Table Follows)

Cheniere Energy Partners, L.P.
Selected Financial Information
(in thousands, except per unit data) (1)

	Three Months Ended March 31,
	2012 (2)	2011 (2)
Revenues
Revenues	$66,958	$69,668
Revenues—affiliate	$2,365	4,782
Total revenues	$69,323	$74,450

Expenses
Operating and maintenance expense	6,112	5,685
Operating and maintenance expense—affiliate	2,998	2,592
Depreciation expense	10,629	10,737
Development expense	16,669	6,617
Development expense—affiliate	1,231	865
General and administrative expense	1,681	1,771
General and administrative expense—affiliate	5,112	5,056
Total expenses	44,432	33,323
Income from operations	24,891	41,127

Interest expense, net (4)	(43,458)	(43,397)
Other	71	61
Derivative loss	(836)	—
Net loss	$(19,332)	$(2,209)

Basic and diluted net income per common unit	$0.23	$0.35

Weighted average number of common units outstanding used for basic and diluted net income per unit calculation:	31,017	26,429

	As of March 31,	As of December 31,
	2012 (3)	2011 (3)
Cash and cash equivalents	$59,444	$81,415
Restricted cash and cash equivalents	54,929	13,732
LNG Inventory	536	473
Other current assets (4)	20,909	13,890
Non-current restricted cash and cash equivalents	82,394	82,394
Property, plant and equipment, net	1,504,813	1,514,416
Debt issuance costs, net	16,530	17,622
Other assets	22,787	13,358
Total assets	$1,762,342	$1,737,300

Current liabilities (4)	$104,110	$51,818
Long-term debt, net of discount	2,193,592	2,192,418
Deferred revenue, including affiliate	39,220	37,766
Other liabilities (4)	313	317
Total partners' deficit	(574,893)	(545,019)
Total liabilities and partners' deficit	$1,762,342	$1,737,300

(1)	Please refer to Cheniere Energy Partners, L.P. Annual Report on Form 10-Q for the period ended March 31, 2012, filed with the Securities and Exchange Commission.

(2)	Consolidated operating results of Cheniere Energy Partners, L.P. and its consolidated subsidiaries for the three months ended March 31, 2012 and 2011.

(3)	Consolidated balance sheets of Cheniere Energy Partners, L.P. and its consolidated subsidiaries.

(4)	Amounts include transactions between Cheniere Partners and Cheniere Energy, Inc. or subsidiaries of Cheniere Energy, Inc.

CONTACTS:
Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259